Exhibit 99.1

   American Technical Ceramics Corp. Announces Stockholder Approval of Merger

     HUNTINGTON STATION, N.Y.--(BUSINESS WIRE)--Sept. 21, 2007--AMERICAN TECHNICAL CERAMICS CORP. (ATC) (AMEX: AMK), a leading manufacturer of high-performance electronic components, including capacitors and thin film circuits for a broad range of commercial and military applications, today announced that, at a Special Meeting of Stockholders held today at the Company's facilities in Jacksonville, Florida, the Company's stockholders approved the Agreement and Plan of Merger among the Company, AVX Corporation and Admiral Byrd Acquisition Sub, Inc. Pursuant to the Agreement and Plan of Merger, Admiral Byrd Acquisition Sub, Inc. will be merged with and into the Company and, at the effective time of the merger, the Company, as the surviving corporation in the merger, will become a wholly-owned subsidiary of AVX. Pursuant to the merger, each outstanding share of Company common stock will be converted into the right to receive $24.75 in cash and each outstanding option will be converted into the right to receive $24.75 in cash less the applicable exercise price with respect to each share of common stock underlying such option. The merger will be completed as soon as practicable following the satisfaction of all remaining conditions to the merger set forth in the Agreement and Plan of Merger. It is currently contemplated that the closing of the transaction will occur during the week ending September 28, 2007. As a result of the merger and effective as of the close of business on the closing date, trading in the Company's common stock on the AMEX will be suspended. The Company will withdraw its common stock from listing on the AMEX as promptly as practicable after the merger.

     American Technical Ceramics Corp. designs, develops, manufactures and markets electronic components, including ceramic multilayer capacitors and custom thin film circuits. ATC's products are utilized in a broad range of commercial and military applications, including wireless infrastructure, fiber optics, medical electronics, semiconductor manufacturing equipment and satellite equipment. ATC is headquartered in Huntington Station, New York.

     AVX Corporation is a leading worldwide manufacturer and supplier of a broad line of passive electronic components and interconnect products. AVX's components can be found in products manufactured in a very broad range of industries worldwide. AVX is headquartered in Myrtle Beach, SC. AVX can be found on the Internet at http://www.avx.com.

     "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

     This release may contain forward-looking statements that are subject to risks and uncertainties, including, but not limited to, economic and political conditions, the impact of competitive products, product demand and market acceptance risks, changes in product mix, costs and availability of raw materials, fluctuations in operating results, delays in development of highly-complex products, risks associated with international sales and sales to the U.S. military, risk of customer contract or sales order cancellation and other risks detailed from time to time in American Technical Ceramics Corp.'s filings with the Securities and Exchange Commission, including, without limitation, those contained under the caption "Item 1. BUSINESS - CAUTIONARY STATEMENTS REGARDING FORWARD - LOOKING STATEMENTS" in the Company's Annual Report on Form 10-K. These risks could cause the Company's actual results for future periods to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Any forward-looking statements represent the Company's expectations or forecasts only as of the date they were made and should not be relied upon as representing its expectations or forecasts as of any subsequent date. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, even if its expectations or forecasts change.


     CONTACT: American Technical Ceramics Corp.
              Kathleen M. Kelly, 631-622-4710
              Vice President
              invest@atceramics.com